                                                               Exhibit 99.(A)(7)

                        U.S. Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
                                      and
                      American Depositary Shares ("ADSs")
                  (Evidenced by American Depositary Receipts)
                                      of
                            LABORATORIO CHILE S.A.
                                      at
                    $1.25 Net Per Share of Common Stock and
                   $25.00 Net Per American Depositary Share
                 (Each representing 20 Shares of Common Stock)
                                      by
                              IVAX HOLDINGS C.I.
                           a wholly-owned subsidiary
                                      of
                               IVAX CORPORATION
           Pursuant to the U.S. Offer to Purchase dated May 31, 2001
                                ("U.S. Offer")

 THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON FRIDAY, JUNE 29, 2001 UNLESS THE U.S. OFFER IS EXTENDED.


                                                                   May 31, 2001

To Our Clients:

      Enclosed for your consideration are the U.S. Offer to Purchase, dated May 31, 2001 (the "U.S. Offer to Purchase"), and the related Form of Acceptance and ADS Letter of Transmittal (which together with amendments or supplements thereto constitute the "U.S. Offer") relating to the offer by IVAX Holdings C.I., a Cayman Islands company (the "Purchaser"), to purchase American Depositary Shares ("ADSs") of Laboratorio Chile S.A., a publicly traded stock corporation organized under the laws of the Republic of Chile (the "Company"), at a price of $25.00 per ADS, net to the seller in cash and without interest thereon (the "U.S. Offer Price"), upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase. Consideration for ADSs validly tendered and not withdrawn will be paid in United States dollars. Holders of ADSs whose ADSs are not immediately available or who cannot deliver their American Depositary Receipts ("ADRs") and all other required documents to The Bank of New York as receiving agent (the "Receiving Agent"), or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the U.S. Offer to Purchase) must tender their ADSs according to the Guaranteed Delivery Procedures set forth in Section 4 of the U.S. Offer to Purchase.

      We are (or our nominee is) the holder of record of ADSs held by us for your account. A tender of such ADSs can be made only by us as the holder of record and pursuant to your instructions. The ADS Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender ADSs held by us for your account.

      Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all ADSs held by us for your account pursuant to the terms and conditions set forth in the U.S. Offer.

      Shares cannot be tendered by means of the enclosed ADS Letter of Transmittal (which is exclusively for use in respect of ADSs). If you hold Shares, you should use the enclosed Form of Acceptance for tendering such Shares into the U.S. Offer by following the instructions set forth in such form. Additional information can be obtained from the Information Agent at
(800) 758-5880.

Please note the following:

      1. The U.S. Offer is open to all holders of ADSs and to all U.S. holders of Shares. See Section 1 of the U.S. Offer to Purchase.

      2. The tender price is $25.00 per ADS, net to the seller in cash and without interest thereon, as set forth in the U.S. Offer to Purchase. Consideration for tendered ADSs will be paid in United States dollars.

      3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the ADS Letter of Transmittal, transfer taxes on the purchase of ADSs by the Purchaser pursuant to the U.S. Offer. However, U.S. federal income tax backup withholding at a rate of 31% may be required, unless the required taxpayer identification information is provided. See Instruction 12 of the ADS Letter of Transmittal.

      4. The U.S. Offer and withdrawal rights will expire at 12:00 noon, New York City time, on Friday, June 29, 2001, unless the U.S. Offer is extended.

      5. As of the date hereof, the Board of Directors of the Company has not reviewed the Offers (as defined in the U.S. Offer to Purchase) and has not taken a position with respect to the Offers.

      6. Notwithstanding any other provision of the U.S. Offer, payment for ADSs accepted for purchase pursuant to the U.S. Offer will in all cases be made only after timely receipt by the Receiving Agent of (a) ADRs, as appropriate pursuant to the procedures set forth in Section 4 of the U.S. Offer to Purchase, or a timely book-entry confirmation with respect to such ADSs, (b) the ADS Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the U.S. Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the ADS Letter of Transmittal.

      If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

      The U.S. Offer is made solely by the U.S. Offer to Purchase, and in the related Form of Acceptance and ADS Letter of Transmittal. The Purchaser is not aware of any jurisdiction where the making of the U.S. Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Purchaser becomes aware of any valid state statute prohibiting the making of the U.S. Offer or the acceptance of ADSs pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the U.S. Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of ADSs in such state. In any jurisdiction where the securities, blue sky or other laws require the U.S. Offer to be made by a licensed broker or dealer, the U.S. Offer will be deemed to be made on behalf of the Purchaser by Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Warburg LLC, the Dealer Managers, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     Instruction Form for ADSs (Evidenced By American Depositary Receipts)
                           of Laboratorio Chile S.A.

      The undersigned acknowledge(s) receipt of your letter and the U.S. Offer to Purchase dated May 31, 2001, and the related Form of Acceptance and ADS Letter of Transmittal in connection with the U.S. Offer by IVAX Holdings C.I. to purchase all outstanding Shares (including Shares represented by ADSs) pursuant to the terms and subject to the conditions set forth in the U.S. Offer to Purchase.

      This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, all ADSs) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and the related ADS Letter of Transmittal.

Dated: May 31, 2001


                        Number of ADSs to be Tendered*


                                          _____________________________________
                                                      Signature(s)

                                          _____________________________________
                                                  Please Print Name(s)

                                          _____________________________________
                                                       Address(es)

                                          _____________________________________
                                                 Area Code and Tel. No.

                                          _____________________________________
                                            Employer Identification or Social
                                                      Security No.

--------
* Unless otherwise indicated, it will be assumed that all your ADSs are to be tendered.

                                       3